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                                    EXHIBIT 1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference the in Registration Statements of Glimcher Realty Trust on Forms S-8 (file nos. 333-10221 and 33-94542) of our report dated June 19, 1998, on our audits of the statements of net assets available for benefits of Glimcher Realty Trust Retirement Savings Plan as of December 31, 1997 and 1996 and the related statement of changes in net assets available for benefits for the years then ended, which report is included in this Form 11-K.


                                             COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 29, 1998